Exhibit 10.11

Incentive Stock Option Award Agreement

This Incentive Stock Option Award Agreement (this “Award Agreement”) is made and entered into as of October 10, 2018, by and between Royale Energy, Inc., a Delaware corporation (the “Company”) and Stephen M. Hosmer (the “Participant”).

Grant Date: October 10, 2018

Exercise Price per Share: $0.31

Number of Option Shares: 250,000

1.     Grant of Option.

1.1     Grant; Type of Option. The Company grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price per Share set forth above. The Option is granted pursuant to the terms of Royale Energy, Inc., 2018 Equity Incentive Plan (the “Plan”). The Option is intended to be an incentive stock option within the meaning of Section 422 of the Code, although the Company makes no representation or guarantee that the Option will qualify as an incentive stock option. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as non-qualified stock options.

1.2     Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.       Exercise Period; Vesting.

2.1     Vesting Schedule. The Option will become vested and exercisable immediately in accordance with Section 6.7 of the Plan.

2.2     Expiration. The Option will expire ten years from the Grant Date set forth above, in accordance with Section 6.1 of the Plan.

3.       Termination of Continuous Service.

3.1     Termination for Cause and Voluntary Termination. If the Participant’s Continuous Service is terminated for cause, the unexercised portion of the Option shall terminate on the date of termination. In this Section, “Cause” means:

(a)     the Participant's failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness);

(b)     the Participant's failure to comply with any valid and legal directive of the person to whom the Participant then reports;

(c)     the Participant's engagement in dishonesty, illegal conduct or misconduct, which is, in each case, injurious to the Company or its affiliates;

(d)     the Participant's embezzlement, misappropriation or fraud, whether or not related to the Participant's employment with the Company;

(e)     the Participant's conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

(f)     the Participant's violation of a material policy of the Company; or

(g)     the Participant's breach of any material obligation under this Agreement or any other written agreement between the Participant and the Company.

3.2     Termination without Cause. If the Participant’s Continuous Services is terminated other than for Cause, the Participant may exercise the Option, but only within such period of time ending on the earlier of: (a) the date 3 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.3     Termination due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the Option, but only within such period of time ending on the earlier of: (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.4     Termination due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, or if the Participant dies within three months of the termination of the Participant’s Continuous Service (or within 12 months of the termination of the Participant’s Continuous Service as a result of the Participant’s Disability), the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by the person designated to exercise the Option upon the Participant’s death, but in all of those three cases only within the time period ending on the earlier of: (a) the date 12 months following the Participant’s date of death or (b) the Expiration Date.

4.       Manner of Exercise.

4.1     Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia:

(a)     the election to exercise the Option;

(b)     the number of shares of Common Stock being purchased;

(c)     any restrictions imposed on the shares; and

(d)     any representations, warranties and agreements regarding investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2     Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)     in cash or by certified or bank check at the time the Option is exercised;

(b)     to the extent permitted under Regulation T of the Federal Reserve Board, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the Company to deliver to such broker the stock certificates for the shares issued pursuant to such exercise and irrevocable instructions to such broker to deliver to the Company on or before the settlement date cash in an amount necessary to pay the aggregate Option Price for the shares being purchased, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes;

(c)     by instructing the Administrator to withhold a number of shares being issued upon exercise of the Option having a Fair Market Value (defined in the Plan) on the date of exercise equal to the aggregate exercise price of the exercised Option

(d)     by any combination of the foregoing methods; or

(e)     in any other form of legal consideration that may be acceptable to the Company.

4.3     Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.     No Right to Continued Employment; No Rights as Stockholder. Neither the Plan nor this Award Agreement shall confer upon the Participant any right to be retained in any position, whether as an Employee or Director of the Company. Further, nothing in the Plan or this Award Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without cause. The Participant shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

6.     Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon the Participant’s death or by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7.     Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

8.     Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, exercise of the Option, or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

9.     Qualification as an Incentive Stock Option. This Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Applicable Law. Accordingly, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of shares for which incentive stock option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs if the Internal Revenue Service for any reason determines that this Option does not qualify as an incentive stock option within the meaning of the Code.

10.     Disqualifying Disposition. If the Participant disposes of the shares of Common Stock before the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Participant shall notify the Company in writing of the date and terms of such disposition within thirty (30) days after such disposition. The Participant also agrees to provide the Company with any information concerning any such disposition as the Company requires for tax purposes.

11.     Repurchase on Termination for Cause or Voluntary Termination. In the event that Participant’s employment with the Company is terminated for Cause or voluntarily by Participant within one (1) year after grant of this Option, the Company shall have the option to repurchase any and all shares of Common Stock which may have been purchased upon exercise of the Option at any time within one (1) years from the date of such termination at the purchase price(s) paid for such equity interests by Optionee.

12.     Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

13.     Notices. Any notice required to be delivered to the Company under this Award Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Award Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14.     Governing Law. This Award Agreement will be construed and interpreted in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

15.     Interpretation. Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

16.     Options Subject to Plan. This Award Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17.     Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the persons to whom this Award Agreement may be transferred by will or the laws of descent or distribution.

18.     Severability. The invalidity or unenforceability of any provision of the Plan or this Award Agreement shall not affect the validity or enforceability of any other provision of the

Plan or this Award Agreement, and each provision of the Plan and this Award Agreement shall be severable and enforceable to the extent permitted by law.

19.     Discretionary Nature of Plan and Awards. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Award Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

20.     Amendment. The Committee has the right to amend, alter, suspend, discontinue, or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Award Agreement without the Participant’s consent.

21.     No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit.

22.     Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.     Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Award Agreement. The Participant acknowledges that adverse tax consequences may occur upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor before such exercise or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first above written.

ROYALE ENERGY, INC. /s/ Jonathan Gregory		STEPHEN M. HOSMER /s/ Stephen M. Hosmer
By:	Jonathan Gregory
Title:	Vice Chairman